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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported) May 9, 2003


                              ARCHSTONE-SMITH TRUST
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
                 (State or Other Jurisdiction of Incorporation)

                                     1-16755
                            (Commission File Number)

                                   84-1592064
                      (I.R.S. Employer Identification No.)

               9200 East Panorama Circle, Suite 400, Englewood, CO
                    (Address of Principal Executive Offices)

                                      80112
                                   (Zip Code)

                                 (303) 708-5959
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5. Other Events.

     A claim, Michel, et al, v. Archstone-Smith Operating Trust, et al., was filed on May 9, 2003, and another claim, Semidey, et al, v. Archstone-Smith Operating Trust et. al., was filed on June 9, 2003, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, on behalf of classes of residents of two of our Southeast Florida properties. The cases allege that mold contamination at these properties caused by faulty air-conditioning resulted in both personal injury to the plaintiffs and damage to their property. Plaintiffs seek both injunctive relief and unspecified monetary and punitive damages. We believe the lawsuits are without merit and intend to vigorously contest the claims asserted in this litigation. Due to the preliminary nature of the litigation, it is not possible to predict or determine the outcome of the legal actions, nor is it reasonably possible to estimate the amount of loss associated with adverse decisions. No assurances can be given that these lawsuits, if adversely determined, will not have a material adverse effect on the company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ARCHSTONE-SMITH TRUST



Dated: June 10, 2003              By: /s/ Jack R. Callison
                                     -------------------------------------------
                                          Jack R. Callison
                                          Group Vice President